0-0411964
FILED
3:00 PM
DEC 03 1996
EFFECTIVE
JANICE H. FAULKNER
SECRETARY OF STATE
NORTH CAROLINA

95338 9004

State of North Carolina
Department of the Secretary of State

ARTICLES OF INCORPORATION

Pursuant to §55-2-02 of the General Statutes of North Carolina, the undersigned does hereby submit these Articles of Incorporation for the purpose of forming a business corporation.

1. The name of the corporation is: ABC Realty Co.
2. The number of shares the corporation is authorized to issue is: 100,000

   These shares shall be: *(check either a or b)*

   a. XX all of one class, designated as common stock; or

   b. ___ divided into classes or series within a class as provided in the attached schedule, with the information required by NCGS §55-6-01.
3. The street address and county of the initial registered office of the corporation is:

   Number and Street 5602 McCallum Ct.

   City, State, Zip Code Charlotte, NC 28226 County Mecklenburg
4. The mailing address if different from the street address of the initial registered office is:

   Same
5. The name of the initial registered agent is: Duane C. Bennett
6. Any other provisions which the corporation elects to include are attached.
7. The name and address of each incorporator is as follows:

   Thomas J. Caldwell
   Griffin, Caldwell, Helder, Lee, Helms & Hutaff, P.A.
   P. O. Drawer 99
   Monroe, NC 28111-0099
8. These articles will be effective upon filing, unless a date and/or time is specified: ____________

This the 2nd day of December, 19 96

Signature

Thomas J. Caldwell, Incorporator

Type or Print Name and Title

NOTES:

1. Filing fee is $100. This document and one exact or conformed copy of these articles must be filed with the Secretary of State. (Revised October 1991)

CORPORATIONS DIVISION 300 N. SALISBURY ST. RALEIGH, NC 27603-5909

Date Filed: 11/13/2002 8:51:00 AM
Elaine F. Marshall
North Carolina Secretary of State

22 316 5118

State of North Carolina
Department of the Secretary of State

ARTICLES OF AMENDMENT
BUSINESS CORPORATION

Pursuant to '55-10-06 of the General Statutes of North Carolina, the undersigned corporation hereby submits the following Articles of Amendment for the purpose of amending its Articles of Incorporation.

1. The name of the corporation is: ABC REALTY CO.

2. The text of each amendment adopted is as follows (*State below or attach*):

NOW, THEREFORE, BE IT RESOLVED, that the shareholdersof the Corporation hereby approve and adopt the Articles of Amendment to increase the authorized capital of the Corporation to 55,000,000 shares, of which 50,000,000 shares will be Common Stock (Common Stock) and 5,000,000 shares will be Preferred Stock (Preferred Stock) as proposed and recommended by the Board of Directors of the Corporation,

FURTHER RESOLVED, the shares of Preferred Stock shall have the preferences, limitations and relative rights to be determined by the Board of Directors prior to issuance of any shares of Preferred Stock;

FURTHER RESOLVED, that in order to effectuate the above resolutions, Paragraph 2 of the Articles of Incorporation be stricken out and deleted in its entirety and the following new Paragraph 2 be substituted in lieu thereof:

"2. The total number of shares of capital stock which the Corporation shall have authority to issue is 55,000,000, of which (a) 50,000,000 shares shall be Common Stock (the Common Stock), and (b) 5,000,000 shares shall be Preferred Stock (the Preferred Stock). The voting powers, designations, preferences, privileges and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions of the Preferred Stock of the Corporation, shall be determined by the Board of Directors. The par value of each security shall be $.001 per share.

3. The only exchange, reclassification or cancellation of issued shares as a result of this amendment will be effected in the following manner:

The holder(s) of outstanding shares of Common Stock of the Corporation will be requested to surrender their certificates, and in exchange therefore, the Corporation shall issue new stock certificates for the Common Stock and an appropriate notation shall be endorsed or affixed to said certificates for the purpose of indicating that the Corporation will provide, upon request and without charge, information in writing as to the designations, preferences, limitations, and relative rights of all classes of shares and any series thereof and the authorityof the board of directors to determine variations for future series.

4. The date of adoption of each amendment by the shareholders of the Corporation was May 23, 2002.

5. The amendment(s) was (were) approved by shareholder action, and such shareholder approval was obtained as required by Chapter 55 of the North Carolina General Statutes.

6. These Articles will be effective upon filing, unless a delayed time and date is specified:

____

This the 23rd day of May, 2002.

ABC REALTY CO.

By: ________________________

Duane C. Bennett, President

Date Filed: 11/17/2004 3:22:00 PM
Elaine F. Marshall
North Carolina Secretary of State
C200432200221

State of North Carolina
Department of the Secretary of State

ARTICLES OF AMENDMENT
BUSINESS CORPORATION

Pursuant to §55-10-06 of the General Statutes of North Carolina, the undersigned corporation hereby submits the following Articles of Amendment for the purpose of amending its Articles of Incorporation.

1. The name of the corporation is: ABC Realty Co.

2. The text of each amendment adopted is as follows (*State below or attach*):

   An Amendment to Article 1 of the Articles of Incorporation, as follows: "The name of the Corporation is China Education Alliance, Inc."

   An Amendment to Article 2 of the Articles of Incorporation, as follow: "The total number of shares of capital stock which the Corporation shall have authority to issue is 150,000,000 shares of Common Stock, $.001 par value.

3. If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment, if not contained in the amendment itself, are as follows:

4. The date of adoption of each amendment was as follows: Each Amendment was adopted on November 11, 2004

5. (Check either a, b, c, or d, whichever is applicable)

   a._____ The amendment(s) was (were) duly adopted by the incorporators prior to the issuance of shares.
   b._____ The amendment(s) was (were) duly adopted by the board of directors prior to the issuance of shares.
   c._____ The amendment(s) was (were) duly adopted by the board of directors without shareholder action as shareholder action was not required because (*set forth a brief explanation of why shareholder action was not required.)*

   d. X The amendment(s) was (were) approved by shareholder action, and such shareholder approval was obtained as required by Chapter 55 of the North Carolina General Statutes.

ARTICLES OF AMENDMENT
Page 2

6. These articles will be effective upon filing, unless a delayed time and date is specified:

____

____

This the 15th day of November, 2004

ABC Realty Co.
Name of Corporation

Signature

Karol Kapinos, Vice President and Director
Type or Print Name and Title

NOTES:
1. Filing fee is $50. This document must be filed with the Secretary of State.